Exhibit 99.1

LiveOne (Nasdaq: LVO) Reports $38M Six-Month Revenue and $36.6M Audio Division Revenue with Over $1.1M Adjusted EBITDA*

-	Leveraging AI Efficiencies Reduced Quarterly Operating Expenses from $22M to $6M, Reduced Staff from 350 to 95

Los Angeles, CA, November 12, 2025 – LiveOne (Nasdaq: LVO), a leading music, entertainment, and social platform delivering premium livestreams, digital media, and original content worldwide, announced today its financial results for the second quarter (“Q2 Fiscal 2026”) and first six months (“1H Fiscal 2026”) of its fiscal year ending March 31, 2026 ("Fiscal 2026"). LiveOne will host a conference call and webcast today, November 12, 2025.

Financial Highlights

●	Q2 Fiscal 2026 Revenue: $18.8 million

●	Audio Division Q2 Fiscal 2026 Revenue: Over $18 million, maintaining positive segment Adjusted EBITDA* of $0.7 million

●	PodcastOne Fiscal 2026 Guidance: Revenue of $56–60 million and Adjusted EBITDA* of $4.5–6 million

●	$5+ million capacity remaining in current board approved buyback program

●	Acquired additional 584K shares of PodcastOne shares at average price of $1.81 per share in Fiscal 2026, including 347,305 during Q2 Fiscal 2026 at a price of $1.67 per share

Strategic & Operational Highlights

●	Closed 7 major B2B deals over the past 12 months, increased to over $52 million in contracted revenues

●	Amazon partnership expanded from a $16.5M three-year deal to a $20M+ annual run rate

●	Fortune 250 partner increased to a $26M+ revenue run rate

●	Tesla ad-supported users surpassed 1 million

●	Plans to launch new B2B partnership reaching 30M+ monthly paying subscribers

●	72 B2B deals currently in the pipeline

●	AI-driven marketing increased ARPU by 60% (>$5) and boosted Premium conversions by 22%+

●	Three podcasts sold to major TV and streaming platforms

●	Upcoming “Reality Olympics” live event — LiveOne’s largest in five years — set for December 11 at LAFC’s BMO Stadium

●	Launching subsidiary LiveOneAfrica in partnership with Virtuosity Music targeting the massive market with 100M+ subscribers generating over $500M revenues

●	Actively evaluating M&A opportunities, including a potential subsidiary sale

LiveOne’s CEO and Chairman, Robert Ellin, stated, “LiveOne’s second quarter results highlight the power of focus, efficiency, and innovation. AI-driven cost reductions and strong B2B growth have made LiveOne leaner, smarter, and positioned for sustained shareholder value.”

Q2 Fiscal 2026 Earnings Conference Call and Webcast

Date:	Wednesday, November 12, 2025
Time:	10:00 AM Eastern Time (7:00 AM Pacific Time)
Webcast Link:	https://events.q4inc.com/attendee/890221572
Dial-in:	(800) 715-9871
International Dial-in:	+1 (646) 307-1963
Conference Code:	2075411

Q2 & 1H Fiscal 2026 and Q2 & 1H Fiscal 2025 Results Summary (in $000’s, except per share; unaudited)

	Six Months Ended September 30,		Three Months Ended September 30,
	2025	2024	2025	2024

Revenue	$37,969	$65,672	$18,762	$32,594
Operating loss	$(8,601)	$(2,186)	$(4,568)	$(1,400)
Total other income (expense)	$(927)	$(1,649)	$(1,097)	$(926)
Net loss	$(9,568)	$(3,875)	$(5,684)	$(2,317)
Adjusted EBITDA*	$(2,829)	$5,788	$(1,017)	$2,885
Net loss per share basic and diluted	$(0.98)	$(0.43)	$(0.52)	$(0.24)

Q2 Fiscal 2026 Results Summary Discussion

For Q2 Fiscal 2026, LiveOne posted revenue of $18.8 million versus $32.6 million in the same period in the prior year, driven primarily by reductions in Slacker revenues.

Q2 Fiscal 2026 Operating Loss was ($4.6) million compared to a ($1.4) million Operating Loss in the second quarter ended September 30, 2024 (“Q2 Fiscal 2025”). The $3.2 million in Operating Loss was largely a result of a decrease in Slacker revenue offset by reductions in operating expenses.

Q2 Fiscal 2026 Adjusted EBITDA* was ($1.0) million, as compared to Q2 Fiscal 2025 Adjusted EBITDA* of $2.9 million, a decrease of $3.9 million. Q2 Fiscal 2026 Adjusted EBITDA* was comprised of Audio Division Adjusted EBITDA* of $0.7 million, Other Operations Adjusted EBITDA* of ($0.3) million and Corporate Adjusted EBITDA* of ($1.4) million.

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne's subsidiaries include Slacker, PodcastOne (Nasdaq: PODC), PPVOne, Custom Personalization Solutions, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne, a dedicated over-the-top application powered by Slacker, is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR's OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and X at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne’s ability to implement its recently announced digital asset treasury strategy and/or purchase digital assets from time to time pursuant to such strategy, including for the maximum announced amount, and other risks related to such strategy; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other debt covenants; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; significant legal, commercial, regulatory and technical uncertainty and risks related to Bitcoin, Ethereum and other digital assets; regulatory developments related to digital assets and digital asset markets; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 15, 2025, Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America ("GAAP"), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization ("Adjusted EBITDA"), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segments. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales before (a) Cost of Sales share-based compensation expense, (b) depreciation, and (c) amortization of developed technology. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, and (e) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full Fiscal 2026 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled "Reconciliation of Non-GAAP Measure to GAAP Measure" included at the end of this release.

LiveOne Press Contact:

press@liveone.com

Follow LiveOne on social media: Facebook, Instagram, TikTok, YouTube, and X at @liveone.

Financial Information

The tables below present financial results for the three and six months ended September 30, 2025 and 2024.

LiveOne, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024

Revenue:	$18,762	$32,594	$37,969	$65,672

Operating expenses:
Cost of sales	16,166	24,518	32,991	49,605
Sales and marketing	870	1,491	2,130	2,922
Product development	442	1,160	1,376	2,231
General and administrative	5,706	6,283	9,781	11,790
Impairnnent of intangible assets	-	-	-	176
Amortization of intangible assets	145	542	291	1,134
Total operating expenses	23,330	33,994	46,570	67,858
Loss from operations	(4,568)	(1,400)	(8,601)	(2,186)

Other income (expense):
Interest expense, net	(1,003)	(808)	(1,690)	(1,667)
Change in fair value of digital assets	79	-	79	-
Other income(expense)	(173)	(118)	684	18
Total other expense, net	(1,097)	(926)	(927)	(1,649)

Loss before provision (benefit) for income taxes	(5,665)	(2,326)	(9,528)	(3,835)

Provision (benefit) for income taxes	19	(9)	40	40
Net loss	(5,684)	(2,317)	(9,568)	(3,875)
Net loss attributable to non-controlling interest	(111)	(458)	(382)	(846)
Net loss attributed to LiveOne	$(5,573)	$(1,859)	$(9,186)	$(3,029)

Net loss per share – basic and diluted	$(0.52)	$(0.24)	$(0.98)	$(0.43)
Weighted average common shares – basic and diluted	11,170,612	9,465,818	10,048,453	9,460,506

LiveOne, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	September 30,	March 31,
	2025	2025
		(Audited)
Assets
Current Assets
Cash and cash equivalents	$11,724	$4,119
Restricted cash	30	30
Accounts receivable, net	7,650	8,299
Inventories	1,462	1,586
Prepaid expense and other current assets	1,446	1,212
Total Current Assets	22,312	15,246
Property and equipment, net	2,515	893
Goodwill	21,712	21,712
Intangible assets, net	2,279	2,569
Intangible digital assets	4,921	-
Other assets	81	97
Total Assets	$53,820	$40,517

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$29,145	$25,180
Accrued royalties	4,757	5,490
Notes payable, current portion	284	623
Convertible note, current portion	300	-
Deferred revenue	967	2,141
Senior secured line of credit	-	2,950
Total Current Liabilities	35,453	36,384
Notes payable, net	149	150
Lease liabilities, noncurrent	76	99
Convertible note, noncurrent	14,885	-
Other long-term liabilities	11,206	12,236
Deferred income taxes	60	60
Total Liabilities	61,829	48,929

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 7,947 and 14,002 shares issued and outstanding as of September 30, 2025 and March 31, 2025, respectively	7,947	14,002
Common stock, $0.001 par value; 500,000,000 shares authorized; 11,467,091 and 9,672,451 shares issued and outstanding as of September 30, 2025 and March 31, 2025, net of treasury shares, respectively	10	97
Additional paid in capital	251,594	233,495
Treasury stock	(835)	(250)
Accumulated deficit	(275,001)	(265,119)
Total LiveOne Stockholders’ Deficit	(16,285)	(17,775)
Non-controlling interest	8,276	9,363
Total stockholders' deficit	(8,009)	(8,412)
Total Liabilities and Stockholders’ Deficit	$53,820	$40,517

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Adjusted EBITDA* Reconciliation (Unaudited)

(In thousands)

	Net	Depreciation		Non- Recurring Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs (1)	Expense (2)	for Taxes	EBITDA
Three Months Ended September 30, 2025
Operations – PodcastOne	$(975)	$131	$1,930	$-	$-	$-	$1,086
Operations – Slacker	(716)	29	(29)	2	317	-	(396)
Operations – Other	(1,035)	63	572	35	101	-	(264)
Corporate	(2,958)	-	(310)	1,128	678	19	(1,443)
Total	$(5,684)	$223	$2,163	$1,165	$1,096	$19	$(1,017)

Three Months Ended September 30, 2024
Operations – PodcastOne	$(1,669)	$394	$861	$-	$-	$11	$(403)
Operations – Slacker	3,866	743	526	30	642	-	5,807
Operations – Other	(1,687)	214	198	404	30	-	(841)
Corporate	(2,827)	2	706	207	254	(20)	(1,678)
Total	$(2,317)	$1,353	$2,291	$641	$926	$(9)	$2,885

	Net	Depreciation		Non- Recurring Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs (1)	Expense (2)	for Taxes	EBITDA
Three Months Ended September 30, 2025
Operations – PodcastOne	$(2,029)	$283	$3,395	$17	$-	$-	$1,666
Operations – Slacker	(499)	100	63	(8)	(243)	-	(587)
Operations – Other	(2,026)	129	753	35	130	-	(979)
Corporate	(5,015)	1	(592)	1,597	1,040	40	(2,929)
Total	$(9,569)	$513	$3,619	$1,641	$927	$40	$(2,829)

Three Months Ended September 30, 2024
Operations – PodcastOne	$(3,036)	$1,013	$1,254	$38	$-	$11	$(720)
Operations – Slacker	7,218	1,493	1,032	176	1,313	-	11,232
Operations – Other	(3,077)	431	517	600	60	-	(1,469)
Corporate	(4,980)	3	1,188	229	276	29	(3,255)
Total	$(3,875)	$2,940	$3,991	$1,043	$1,649	$40	$5,788

(1)	Non-Recurring Acquisition and Realignment Costs include non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, legal, accounting and other professional fees directly attributable to acquisition activity, employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, and certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date

(2)	Other (income) expense above primarily includes interest expense and change in fair value of derivative liabilities. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Contribution Margin* Reconciliation (Unaudited)

(In thousands)

	Three Months Ended
	September 30,
	2025	2024

Revenue:	$18,762	$32,594
Less:
Cost of sales	(16,166)	(24,518)
Amortization of developed technology	(691)	(691)
Gross Profit	1,905	7,385

Add back share-based compensation:	1,107	-
Add back depreciation expense:	3	39
Add back amortization of developed technology:	691	691
Contribution Margin*	$3,706	$8,115

	Six Months Ended
	September 30,
	2025	2024

Revenue:	$37,969	$65,672
Less:
Cost of sales	(32,991)	(49,605)
Amortization of developed technology	(1,466)	(1,466)
Gross Profit	3,512	14,601

Add back share-based compensation:	2,126	-
Add back depreciation expense:	26	76
Add back amortization of developed technology:	1,466	1,466
Contribution Margin*	$7,730	$16,143

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.

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